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Exhibit 99.1

NORTHRIM NEWS

Headquarters: 3111 C Street, Anchorage, AK 99503

For Immediate Release	Date:	January 8, 2002
	Contact:	Chris Knudson
EVP & COO (907) 261-3304

Northrim Bank Becomes A Wholly Owned Subsidiary of New Holding Company:
Northrim BanCorp, Inc.

ANCHORAGE, Alaska—January 8, 2002—On Dec. 31, 2001, Northrim Bank completed its reorganization into a wholly owned subsidiary of a new holding company, Northrim BanCorp, Inc., (Nasdaq: NRIM). Effective Jan. 1, 2002, Northrim BanCorp, Inc., shares of common stock began trading on Nasdaq under the symbol NRIM, in place of Northrim Bank shares of common stock that had been traded under the same stock symbol.

Under the terms of the reorganization, each Northrim Bank shareholder owns one share of Northrim BanCorp, Inc., common stock for each share of Northrim Bank common stock owned. Northrim Bank and Northrim BanCorp, Inc., with the assistance of American Stock Transfer & Trust Company, are exchanging certificates of Northrim Bank common stock for certificates of Northrim BanCorp, Inc., common stock.

The existing executive officers and directors of Northrim Bank are serving as the executive officers and directors of Northrim BanCorp, Inc., and the business of Northrim Bank will continue as it did prior to the reorganization.

"At the Northrim Bank Annual Meeting in May 2001, our shareholders voted to approve the formation of the new holding company," said Marc Langland, chairman, president and CEO. "We anticipate that our new structure will allow us to enhance the value of our shares, as we will have more opportunities to expand our products and services, the flexibility to respond to changes in banking laws, and will be better positioned to provide capital to support growth of the company. We look forward to realizing the benefits of the holding company, while the bank continues to operate as usual."

Northrim Bank shareholders can expect to receive information regarding the exchange of their stock certificates in the mail, and should complete the requested forms and return them with their current certificates of Northrim Bank common stock, as instructed.

Northrim Bank is a full-service commercial bank that provides a full range of personal and business banking services. With locations in Anchorage, Eagle River, Wasilla and Fairbanks, Alaska, Northrim Bank differentiates itself from its competitors by its "Customer First Service" philosophy. Northrim Bank is a wholly owned subsidiary of Northrim BanCorp, Inc.

www.northrim.com

Page 2—Jan. 8, 2002—Northrim Bank Becomes Wholly Owned Subsidiary of New Holding Company

This press release includes "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's beliefs and assumptions based on currently available information, and we will not update these statements except as required by the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. All statements other than statements of historical fact regarding our financial position, business strategy and management's plans and objectives for future operations are forward-looking statements. When used in this release, the words "believe," "expect," "intend," and "should" and words or phrases of similar meaning, as they relate to Northrim or its management, are intended in part to help identify forward-looking statements. Although we believe management's expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Predictions about future events are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in this release. These risks and uncertainties that will affect the holding company reorganization will include the anticipated benefits of the reorganization and the need to obtain regulatory and shareholder approvals in a timely fashion. You should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations.

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Exhibit 99.1